EXHIBIT 99.1

NEWS RELEASE

Clifton Savings Bancorp, Inc. Announces Results of its Annual Meeting

          Clifton, New Jersey – August 13, 2010.  Clifton Savings Bancorp, Inc. (Nasdaq Global Select Market: CSBK) announced the results of its annual meeting that was held on August 12, 2010.  According to Walter Celuch, President and Secretary of the Company, the results of the voting compiled by Clifton Savings Bancorp’s independent inspector of election confirmed that Cynthia Sisco Parachini, Charles J. Pivirotto and John Stokes have been re-elected to the Board of Directors of the Company to serve three-year terms, which will expire in 2013. According to the inspector’s report of the votes cast at the annual meeting, 98.8% voted in favor of Ms. Sisco Parachini and Mr. Pivirotto and 98.7% voted in favor of Mr. Stokes. In addition, 99.6% of the votes cast voted in favor of the ratification of the appointment of ParenteBeard, LLC as independent auditors for the Company for the fiscal year ending March 31, 2011.

Contact: Bart D’Ambra
               973-473-2200